UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2024

PERMIAN RESOURCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 N. Marienfeld St., Suite 1000

Midland, Texas 79701

(Address of Principal Executive Offices) (Zip Code)

(432) 695-4222

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 29, 2024, in connection with the Notes Offering (defined below) and the Equity Offering (defined below), Permian Resources Corporation (NYSE: PR) (“Permian Resources,” “we,” “us” or “our”) provided certain preliminary financial operational results as of and for the quarter ended June 30, 2024 to potential investors. The relevant disclosure is set forth below.

* * *

As of the date hereof, we have not finalized our financial and operational results for the three months ended June 30, 2024. However, based on preliminary information, we estimate that, for the three months ended June 30, 2024, our crude oil average production ranged from approximately 152.1 to 153.6 thousand barrels of oil per day. Similarly, we estimate that our total cash capital expenditures ranged from approximately $511 million to $522 million and our total controllable cash costs, which we define as lease operating expenses, gathering, processing and transportation costs and cash general and administrative expenses, ranged from approximately $7.41 to $7.49 per barrels of oil equivalent (“Boe”) for the three months ended June 30, 2024.

These preliminary estimates are derived from our internal records and are based on the most current information available to our management. These estimates are preliminary and inherently uncertain. Our normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed. Our independent auditors have not completed an audit or review of such preliminary estimates. During the course of our and their review on these preliminary estimates, we could identify items that would require us to make adjustments and that may affect our final results. Any such adjustments could be material. These preliminary estimates should not be viewed as indicative of our financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

* * *

As of June 30, 2024, we had approximately $47.8 million of cash and cash equivalents and approximately $375.0 million borrowings outstanding under our five-year secured revolving credit facility (the “credit facility”), with $2.1 billion of borrowing capacity under the credit facility (net of $5.6 million in outstanding letters of credit).

* * *

The information furnished pursuant to this Item 2.02 and Item 7.01 (including the Exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On July 29, 2024, Permian Resources issued a press release (the “Notes Offering Press Release”) announcing that, subject to market conditions, Permian Resources Operating, LLC, a subsidiary of Permian Resources (the “Issuer”), intends to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act to eligible purchasers $750.0 million aggregate principal amount of senior unsecured notes due 2033. A copy of the Notes Offering Press Release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

On July 29, 2024, Permian Resources issued a press release (the “Tender Offer Press Release”) announcing that the Issuer has commenced a tender offer to purchase for cash any and all of the Issuer’s outstanding 7.75% Senior Notes due 2026 (the “Tender Offer”). A copy of the Tender Offer Press Release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

On July 29, 2024, Permian Resources issued a press release (the “Equity Offering Press Release”) announcing the commencement of an underwritten public offering (the “Equity Offering”) of its Class A Common Stock, par value $0.0001 per share. A copy of the Equity Offering Press Release is furnished as Exhibit 99.3 hereto and is incorporated into this Item 7.01 by reference.

On July 29, 2024, Permian Resources issued a press release (the “Acquisition Press Release”) announcing the Bolt-On Acquisition (as defined below). A copy of the Acquisition Press Release is furnished as Exhibit 99.4 hereto and is incorporated into this Item 7.01 by reference.

In addition, the information contained in Items 2.02 and 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

Item 8.01	Other Events.

On July 29, 2024, in connection with the Notes Offering and the Equity Offering, Permian Resources provided certain acquisition-related disclosure to potential investors. The relevant disclosure is set forth below.

On July 27, 2024, the Issuer, as buyer, entered into a purchase and sale agreement (the “Bolt-On Acquisition Agreement”) with certain affiliates of Occidental Petroleum Corporation (collectively, the “Sellers”), pursuant to which the Issuer will acquire oil and gas properties, interests and related assets owned by the Sellers (the “Bolt-On Acquisition”) for total consideration of $817.5 million in cash, subject to certain customary post-closing purchase price adjustments. The Bolt-On Acquisition includes approximately 29,500 net acres, 9,900 net royalty acres and expected net production for the three months ended December 31, 2024 of 15,000 Boe per day predominately in locations directly offset to our existing position in Reeves County, Texas (27,500 net acres), in addition to Eddy County, New Mexico (2,000 net acres). We intend to fund the cash consideration for the Bolt-On Acquisition with cash on hand, a portion of the net proceeds of the Notes Offering and a portion of the net proceeds of the Equity Offering.

The Bolt-On Acquisition Agreement contains customary representations and warranties, covenants and indemnification provisions and has an effective date of July 1, 2024. We expect the Bolt-On Acquisition to close during the third quarter of 2024, subject to satisfaction of customary closing conditions.

In addition, the financial and operational results contained in Item 2.02 of this Current Report on Form 8-K are incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated July 29, 2024, announcing the Notes Offering.

99.2	Press Release, dated July 29, 2024, announcing the Tender Offer.

99.3	Press Release, dated July 29, 2024, announcing the Equity Offering.

99.4	Press Release, dated July 29, 2024, announcing the Bolt-On Acquisition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMIAN RESOURCES CORPORATION

By:	/s/ Guy M. Oliphint
Guy M. Oliphint
Executive Vice President and Chief Financial Officer

Date:	July 29, 2024

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